UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

AAC Group Holding Corp.

American Achievement Corporation

(Exact name of registrants as specified in their charters)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road

Austin, Texas 78745

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 25, 2005, David Fiore, the President and Chief Executive Officer of American Achievement Corporation (“AAC”) and AAC Group Holding Corp. (together with AAC, the “Company”), informed the Company of his plans to retire for personal reasons. Mr. Fiore will continue in his present position until a successor is appointed. The Company believes that it will complete the search process in the next 90 to 120 days and Mr. Fiore will provide assistance during the management transition. His decision was not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2005	By:	/s/ SHERICE BENCH
Sherice Bench
Chief Financial Officer